CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 9, 2024 with respect to the audited consolidated financial statements of Greenidge Generation Holdings Inc. and its subsidiaries (collectively, the “Company”) for the year ended December 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 31, 2024